Exhibit 4.1

CERTIFICATE OF LIMITED PARTNERSHIP

FOR

MDS ENERGY PUBLIC 2012-A LP

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:26 PM 05/01/2012

FILED 02:26 PM 05/01/2012

SRV 120495075—5148280 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is MDS Energy Public 2012-A LP.

•

Second: The address of its registered office in the State of Delaware is 1220 North Market Street, Suite 806 in the city of Wilmington. Zip code 19801. The name of the Registered Agent at such address is Registered Agents Legal Services, LLC.

•	Third: The name and mailing address of each general partners is as follows:

MDS Energy Development, LLC
409 Butler Road, Suite A
Kittanning, PA 16201

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the 1st day of May, A.D. 2012.

MDS Energy Development, LLC

By:	/s/ Michael D. Snyder General Partner(s)

Name:	Michael D. Snyder.
Print or Type Authorized Person of Managing General Partner